SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): February 12, 1998


                                  PALEX, INC.
            (Exact name of registrant as specified in its charter)


        Delaware                      000-22237            76-0520673
      (State or other jurisdiction   (Commission         (IRS Employer
      of incorporation)              File Number)      Identification No.)


      1360 Post Oak Boulevard, Suite 800
                Houston, Texas                    77056
      (Address of principal executive offices)   (Zip Code)


      Registrant's telephone number, including area code: (713) 350-6030

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On February 12, 1998, PalEx, Inc. (the "Company") acquired substantially all of the assets of Consolidated Drum Reconditioning Co., Inc. ("Consolidated") and its affiliates, CDRCo HC, LLC and CDRCo NW, LLC, and certain assets of Consolidated's affiliate, CDRCo SW, LLC (Consolidated and its affiliates being collectively referred to as "CSC"). CSC provides steel drum reconditioning and management services to agricultural and industrial customers. The Company intends to continue these operations. CSC operates two reconditioning facilities: one in Los Angeles, California and one in Seattle, Washington.

      On February 23, 1998, the Company acquired (i) Acme Barrel Company, Inc. ("Acme") through the merger of a subsidiary of the Company with and into Acme,
(ii) ESP Realty Corp., Inc. ("ESP") through the merger of ESP with and into Acme, (iii) Environmental Recyclers of Colorado Inc. ("ERI") through the merger of a subsidiary of the Company with and into ERI, and (iv) 33% of the membership interests of Western Container Limited Liability Company ("Western") through a subsidiary of the Company, with the remaining ownership interests of Western being owned by Acme and ERI (Acme, ESP, ERI and Western being collectively referred to as the "Acme Entities"). The Acme Entities provide steel drum reconditioning and management services primarily to industrial customers and have operations in Illinois, Colorado and Utah. The Company intends to continue such operations.

      The terms of the acquisitions of CSC and the Acme Entities were the result of arms'-length negotiations. The aggregate consideration for CSC and the Acme Entities consisted of the assumption of certain liabilities, 3,182,098 shares of the Company's Common Stock and $24.6 million in cash, which was funded under the Company's syndicated credit facility, the agent of which is Bank One, Texas, NA.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements of businesses acquired.

      The financial statements required by this item will be filed by amendment not later than April 28, 1998.

      (b) Pro forma financial information.

      The pro forma financial information required by this item will be filed by amendment not later than April 28, 1998.

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      (c)   Exhibits.

    EXHIBIT
    NUMBER                                DESCRIPTION

       2.1 Asset Purchase Agreement, dated as of February 12, 1998, by and among PalEx, Inc., Container Services Company NW Acquisition, Inc., Container Services Company SW Acquisition, Inc., Consolidated Drum Reconditioning Co., Inc., CDRCo HC, LLC, CDRCo NW, LLC, CDRCo SW, LLC, Joseph Cruz and Philip Freeman.*

       2.2 Acquisition Agreement and Plan of Reorganization, dated as of February 23, 1998, by and among PalEx, Inc., Acme Acquisition, Inc., Acme Barrel Company, Inc. and the stockholders named therein.*

       2.3 Acquisition Agreement and Plan of Reorganization, dated as of February 23, 1998, by and among PalEx, Inc., Acme Barrel Company, Inc., ESP Realty Corp., Inc. and the Elliot Pearlman Living Trust u/t/a dated July 2, 1996.*

       2.4 Acquisition Agreement and Plan of Reorganization, dated as of February 23, 1998, by and among PalEx, Inc., Western Container Acquisition, Inc., Environmental Recyclers of Colorado Inc. and the individual optionees named therein.*

       2.5 Acquisition Agreement, dated as of February 23, 1998, by and among PalEx, Inc., Western Container Acquisition, Inc. and Barton A. Kaminsky.*

____________
      *Copies of omitted schedules and exhibits shall be furnished supplementally to the Commission upon request.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PALEX, INC.


Date: February 27, 1998                   By:   /S/ EDWARD RHYNE
                                                    Edward Rhyne
                                             Vice President and General Counsel

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